As filed with the Securities and Exchange Commission on April 19, 2022

Registration No. 333-262026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACLARION, INC.

(Name of Registrant as Specified in Its Charter)

Delaware	7372	47-3324725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

951 Mariners Island Blvd, Suite 300
San Mateo, California 94404

(650) 241-1741
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brent Ness
President and CEO
951 Mariners Island Blvd, Suite 300
San Mateo, California 94404
(650) 241-1741

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Barry I. Grossman, Esq
Stanley Moskowitz, Esq.	Sarah Williams, Esq.
Bingham and Associates Law Group APC	Ellenoff Grossman and Schole LLP
Second Street. Suite 195	1345 Avenue of the Americas, 11th Floor,
Encinitas, CA 92024	New York, NY 10105
858-523-0100	(212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Aclarion, Inc.. (the “Registrant”) is filing this Amendment No. 4 (the “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No.333-262026) (the “Registration Statement”) to file Exhibits: 5.1 and 23.2 (which is included in Exhibits: 5.1), Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page, Exhibits 5.1 and 23.2 (which is included in Exhibit 5.1),. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

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Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit number	Description

1.1	Form of Underwriting Agreement (3)
2.1	Reserved
3.1	Certificate of Formation dated January 18, 2008 (1)
3.2	Certificate of Conversion and Incorporation dated February 18, 2015 (1)
3.3	Amended and Restated Certificate of Incorporation dated July 27, 2017 (2)
3.4	Certificate of Amended and Restated Certificate of Incorporation dated April 2, 2018 (2)
3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated August 20, 2018 (1)
3.6	Certificate of Amended and Restated Certificate of Incorporation dated February 27, 2019 (2)
3.7	Amended and Restated Certificate of Incorporation filed on December 3, 2021 (1)
3.8	Form of Certificate of Amendment to Certificate of Incorporation to be filed immediately prior to the Effective Date of this Offering (1)
3.9	Form of Amended and Restated Bylaws to be filed immediately prior to the Effective Date of this Offering (1)
4.1	Form of Warrant (2)
4.2	Form of Common Stock Certificate
4.3	Representative Common Stock Purchase Warrant (2)
5.1	Opinion of Bingham and Associates Law Group APC *
10.1	Employment Agreement of Jeff Thramann (3)
10.2	Employment Agreement of Brent Ness (3)
10.3	Employment Agreement of John Lorbiecki (3)
10.4	Form of 2022 Equity Incentive Plan to be filed immediately prior to the Effective Date of this Offering (1)
10.5	Senior Secured Bridge Note (2)
10.6	License Agreement with UCSF the Regents of the University of California (1)
10.7	Amendment to UC License Agreement (2)
10.8	NuVasive Amended & Restated Commission Agreement dated February 28, 2020 (3)
10.9	Amended & Restated Investor Rights Agreement dated July 27, 2017 (3)
10.10	First Amendment to Amended & Restated Investor Rights Agreement dated February 20, 2020 (3)
10.11	NuVasive SAFE (Simple Agreement for Future Equity) Agreement dated February 28, 2020 (3)
10.12	Right of First Offer Agreement (3)
10.13	First Amendment to Right of First Offer Agreement (3)
10.14	Second Amendment to Right of First Offer Agreement (3)

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10.15	Intentionally Omitted
10.16	Convertible Note and Warrant Purchase Agreement (3)
10.17	Siemens Strategic Collaboration Agreement (1)
10.18	Form of Bridge Note (4)
10.19	Form of Warrant Agent Agreement (2)
10.20	2022 Equity Incentive Plan—Form of Option Grant Notice & Stock Option Agreement to become effective immediately prior to the Effective Date of this Offering (1)
10.21	2022 Equity Incentive Plan—Form of Restrictive Stock Unit Grant Notice and RSU Agreement to become effective immediately prior to the Effective Date of this Offering (1)
10.22	Form of Warrant (2)
16.1	Letter from Daszcal Bolton consenting to being named as experts
23.1	Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm (4)
23.2	Consent of Bingham and Associates Law Group APC (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page)
99.1	Consent of Amanda Sequira (2)
99.2	Consent of Stephen Deitsch (2)
99.3	Consent of Scott Briedbart (2)
107	Filing Fee Table (4)

_____________________

*	Filed herewith
(1)	Incorporated by reference, filed with Form S-1 filed on January 6, 2022
(2)	Incorporated by reference, filed with Form S-1/A, Amendment No. 1, filed on March 4, 2022
(3)	Incorporated by reference, filed with Form S-1/A, Amendment No. 2 filed on March 23, 2022
(4)	Incorporated by reference, filed with Form S-1/A, Amendment No. 3 filed on April 1, 2022

(b) Financial Statement Schedules. None.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, in the State of Colorado, on this 19th day of April, 2022.

ACLARION, INC.

By:	/s/ Brent Ness
Brent Ness, CEO

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Thramann and Brent Ness his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Ness	Chief Executive Officer and Director	April 19, 2022
Brent Ness	(Principal Executive Officer)
President and Director

/s/ John Lorbiecki	Chief Financial Officer	April 19, 2022
John Lorbiecki	(Principal Financial and Accounting Officer)

/s/ Jeffery Thramann	Chairman of the Board of Directors	April 19, 2022
Jeffrey Thramann

/s/David Neal	Director	April 19, 2022
David Neal

/s/Robert K. Eastlack	Director	April 19, 2022
Robert K. Eastlack

/s/Jeffrey Lotz	Director	April 19, 2022
Jeffrey Lotz

/s/Lawrence Tanebaum	Director	April 19, 2022
Lawrence Tanenbaum

/s/William Wesemann	Director	April 19, 2022
William Wesemann

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